SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 18, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 2.01: Completion of Acquisition or Disposition of Assets
Item 3.02: Unregistered Sales of Equity Securities

On August 18, 2004, Media Services Group, Inc. (the "Company") completed an acquisition of a 51% membership interest in Innalogic, LLC ("Innalogic"), for an aggregate capital contribution of $1,000,000, pursuant to definitive agreements entered into as of August 18, 2004. Innalogic was recently formed to be a company focused on the rapid deployment of leading-edge wireless mobile communications tools and solutions that support Homeland Security and emergency first-response operations. Further subject to the terms and conditions of the Investment Agreement, the Company issued an aggregate of 25,000 unregistered shares of its common stock to the founding members of Innalogic. In addition, the Company may issue an aggregate of 50,000 options to purchase shares of common stock to the founding members of Innalogic, if certain pre-tax income targets are exceeded. The options will have an exercise price equal to the fair market value of the Company's common stock at the time of the grant of the options. The Company shall also issue 25,000 unregistered shares of common stock to certain advisors as compensation for services rendered in connection with the completion of this transaction. As set forth in Innalogic's Amended and Restated Limited Liability Company Agreement, the Company may obtain up to an additional 25% membership interest in Innalogic, if certain pre-tax income targets are not met by certain target dates. The funding for the Company's capital contribution is to be paid out of the proceeds of the Company's recently announced private placement financing.

The foregoing summary is qualified in its entirety by the Amended and Restated Limited Liability Company Agreement and the Investment Agreement incorporated herein as Exhibits 2.1 and 2.2.


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Item 9.01: Financial Statements and Exhibits

(a) N/A

(b) Pro forma financial information.

Innalogic is a new company and, as such, has no historical financial information prior to the date of the execution of the Amended and Restated LLC Agreement and the Investment Agreement. As a result, there are no practical pro-forma financial statements to report as a result of this transaction. All financial and operational effects of the transaction will occur in and be reported in subsequent fiscal periods.

(c) The following documents are filed herewith as exhibits to this Form 8-K:


Exhibit No.

2.1 Amended and Restated Limited Liability Company Agreement dated as of August 18, 2004 (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).
2.2 Investment Agreement dated as of August 18, 2004 (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request).
99.1     Press Release issued by the Registrant dated April 19, 2004.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                  MEDIA SERVICES GROUP, INC.

Date: September 2, 2004          By: /s/ Richard J. Mitchell III
                                     ----------------------------
                                 Name: Richard J. Mitchell III
                                 Title: Chief Accounting Officer





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                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit

2.1 Amended and Restated Limited Liability Company Agreement dated as of August 18, 2004 (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request.)

2.2 Investment Agreement dated as of August 18, 2004 (all Exhibits and Schedules are omitted from this filing, but will be filed with the Commission supplementally upon request). 99.1 Press Release issued by the Registrant dated August 19, 2004.